EXHIBIT O

                                RULE 18F-3 PLAN


                                     FORM OF

                    CONSECO STOCKCAR STOCKS MUTUAL FUND, INC.
                               MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18F-3

                                 APRIL 28, 2000

         Conseco StockCar Stocks Mutual Fund, Inc., a Maryland corporation (the "Corporation"), engages in business as an open-end management investment company. The Corporation issues shares of beneficial interest in separate series, with shares of each series representing interests in a separate portfolio of securities and other assets (the Corporation's series together with all other such series subsequently established by the Corporation are referred to herein individually as a "Series" and collectively as the "Series"). The Corporation has designated for each Series certain separate classes of shares, as set forth on Schedule A hereto (each a "Class"). The Directors of the Corporation, including a majority of the Directors who are not interested persons of the Corporation (as defined in the Investment Company Act of 1940, as amended ("1940 Act") ("Non-interested Directors")), having been furnished with and having evaluated information reasonably necessary to evaluate this Third Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 ("Plan"), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Series individually, and each Series and the Corporation as a whole. Accordingly, the Corporation has hereby adopted this Plan on behalf of its Series set forth on Schedule A hereto.

         SECTION 1. CLASS DIFFERENCES.

          Each Class of a Series shall represent an equal pro rata interest in the same portfolio of investments of that Series and, except as otherwise set forth in this Plan, shall differ solely with respect to : (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive voting rights of each Class on matters submitted to shareholders that relate solely to that Class; (iii) the separate voting rights of each Class on matters submitted to shareholders in which the interests of one Class differ from the interests of another Class, (iv) such differences relating to eligible investors as may be set forth in the prospectuses and statements of additional information of each Series, as the same may be amended or supplemented from time to time (each a "Prospectus" and "SAI" and collectively, the "Prospectus" and "SAI"); (v) the designation of each Class;
(vi) exchange privileges; and (vii) conversion features.

         SECTION 2. DISTRIBUTION AND SERVICE ARRANGEMENTS.

         DIRECT CLASS SHARES shall not be subject to any sales charge. Direct Class shares shall be subject to a annual distribution and service fees under a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of fees under the Distribution and Service Plan pertaining to the Direct Class shares, are set forth on Schedule B hereto.

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         Purchases of Direct Class shares more may be subject to a redemption fee if such shares are redeemed within six months of the purchase date.

         ADVISOR CLASS SHARES shall be subject to an initial sales charge. The initial sales charge shall be reduced or waived for certain eligible purchasers and for certain large volume purchases, as set forth in the Prospectus or SAI. Advisor Class shares shall be charged annual distribution and service fees under a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the initial sales charge, and the amount of fees under the Distribution and Service Plan pertaining to the Advisor Class shares, are set forth on Schedule B hereto.

         Purchases of Advisor Class shares more may be subject to a redemption fee if such shares are redeemed within six months of the purchase date.

         SECTION 3. EXPENSE ALLOCATION.

         (A)      CLASS EXPENSES.

         Certain expenses may be attributable to a particular Class ("Class Expenses"). Class Expenses shall be allocated exclusively to the particular Class to which they are attributable. In addition to the distribution and service fees described in Section 2 above, Class Expenses may include, but are not limited to, (a) expenses associated with the addition of classes of shares to the Corporation (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares); (b) expenses of administrative personnel and services required to support the shareholders of a specific Class;
(c) litigation or other legal expenses relating to a specific Class of shares;
(d) Directors" fees or expenses incurred as a result of issues relating to a specific Class of shares, (e) accounting expenses relating to a specific Class of shares; and (f) transfer agency fees and expenses.

         Expenses attributable to a Series other than Class Expenses shall be allocated to each Class based on its net asset value relative to the net asset value of the Series.

         SECTION 4. EXCHANGE PRIVILEGE.

         Shares of a Class may be exchanged only for shares of the same Class of another Series, or for shares of a money market fund, as set forth in the Prospectus.

         SECTION 5. ADDITIONAL INFORMATION.

         The Prospectus and SAI contain additional information about each Class and the Series' multiple class structure. This Plan is subject to the terms of the Prospectus and SAI; provided, however, that none of the terms set forth in the Prospectus and SAI shall be inconsistent with the terms of this Plan.

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         SECTION 6. TERM AND TERMINATION.

         (A)      THE SERIES.

         This Plan shall become effective with respect to each Series as set forth on Schedule A hereto, and shall continue in effect with respect to the Classes of each such Series until terminated in accordance with the provisions of Section 7(b) hereof.

         (B)      TERMINATION.

         This Plan may be terminated at any time with respect to the Corporation or any Series or Class thereof, as the case may be, by vote of a majority of both the Directors of the Corporation and the Non-Interested Directors. The Plan may remain in effect with respect to the Corporation or any Series or Class thereof even if it has been terminated in accordance with this Section 7(b) with respect to any other Series or Class of the Corporation.

         SECTION 7. AMENDMENTS.

         Before any material amendment to this Plan affecting the Corporation or any Series or Class thereof, a majority of both the Directors of the Corporation and the Non-Interested Directors shall find that the amendment is in the best interests of each Class of each Series individually and each Series and the Corporation as a whole.


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                    CONSECO STOCKCAR STOCKS MUTUAL FUND, INC.
                               MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18F-3

                                   SCHEDULE A

         NAME OF SERIES & CLASSES                    DATE SUBJECT TO PLAN
         ------------------------                    ---------------------
         CONSECO STOCKCAR STOCK INDEX FUND           April 28, 2000
         Direct Class Shares and Advisor Class
         Shares


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                    CONSECO STOCKCAR STOCKS MUTUAL FUND, INC.
                               MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18F-3

                                   SCHEDULE B

1.   DIRECT CLASS SHARES

     The offering price of Direct Class share is net asset value with no sales charge.

     REDEMPTION FEE. The Corporation will assess a fee of 0.50% of the value of the shares you sell if you sell them less than six months after purchasing them.

     AMOUNT OF DISTRIBUTION AND SERVICE PLAN FEES. Advisor Class shares of each Series are subject to distribution and service fees at a rate of up to 0.25% of the average daily net assets of that Class.

2.   ADVISOR CLASS SHARES

     The offering price of Advisor Class shares is net asset value plus a varying sales charge depending on the amount invested. The maximum initial sales charge imposed on purchases of Advisor Class shares of the Funds listed in Schedule A hereto is 4.00% of the offering price. The sales charge applicable to Advisor Class shares is determined as follows:

                                  SALES CHARGE

                                     As % of Public         As % of Net
                                     Offering Price       Amount Invested
                                     --------------       ---------------
On purchases of:
$Less than $50,0000 to 99,999            4.00%
$100,000 - 249,999                       3.00%
$250,000 - 999,999                       2.00%
$1,000,000 or more                       None                   None

     WAIVER OF ADVISOR CLASS SHARES INITIAL SALES CHARGE. The provisions for waiving the Advisor Class shares initial sales charge shall be those as set forth in the relevant Series' current Prospectus and SAI.

     REDEMPTION FEE. The Corporation will assess a fee of 0.50% of the value of the shares you sell if you sell them less than six months after purchasing them.

     AMOUNT OF DISTRIBUTION AND SERVICE PLAN FEES. Advisor Class shares of each Series are subject to distribution and service fees at a rate of up to 0.25% of the average daily net assets of that Class.